UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2014

RETROPHIN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 837-5863

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events.

On June 27, 2014, Retrophin, Inc. (the “Company”) provided preliminary single patient data from the first Pantothenate kinase-associated neurodegeneration (“PKAN”) patient dosed with RE-024 under an investigator-initiated research protocol. The patient received the first dose of RE-024 on May 21, 2014.  On June 5, 2014, after two weeks of treatment, the patient developed a modest elevation of liver enzymes (AST and ALT) to 1-2 times the upper limit of normal and dosing of RE-024 was temporarily discontinued.  At the next follow-up visit on June 11, the patient’s liver enzyme levels had trended downward and RE-024 was restarted at a reduced dose. The patient has maintained normal liver enzyme levels and remains on RE-024 as of June 25, 2014.  Results for several clinical outcome measures are listed below.  The Company does not believe data on a single patient can be interpreted in a meaningful fashion and is releasing this data to accommodate investor requests.  Further, the results are inconclusive at this time with regard to RE-024’s ability to treat patients that suffer from PKAN. Potential investors should not place undue reliance on this single patient data.

	5/21/2014	5/28/2014	6/4/2014	6/11/2014	6/18/2014	6/25/12014
UPDRS1
Part 1	8/10	3/10	3/10	3/10	4/10	3/10
Part 2	36/52	26/52	26/52	27/52	26/52	26/52
Part 3	30/56	27/56	27/56	33/56	28/56	27/56

EQ-5D-3L	12/15	12/15	10/15	10/15	9/15	9/15

Barry-Albright Dystonia Scale	14/24	15/24	14/24	16/24	13/24	14/24

25 foot walk test
# of steps	25.5	19.5	17.0	16.0	16.5	15
Time in seconds	10.54	11.31	8.59	11.08	8.86	8.21

ABOUT PKAN

Pantothenate kinase-associated neurodegeneration or PKAN is the most common form of neurodegeneration with brain iron accumulation. Classic PKAN is a genetic disorder that is typically diagnosed in the first decade of life. Consequences of PKAN include dystonia, dysarthria, rigidity, retinal degeneration, and severe digestive problems. PKAN is estimated to affect 1 to 3 persons per million. PKAN typically manifests in childhood with a profound, progressive dystonia and is usually lethal. There are currently no viable treatment options for patients with PKAN.

_____________________
1 Unified Parkinson’s Disease Rating Scale

ABOUT RE-024

RE-024 is a phosphopantothenate prodrug replacement therapy with the goal of restoring the supply of this operative substrate in PKAN patients.  The results discussed in this Report on Form 8-K relate to the first patient treated with RE-024 and are not indicative of future responses by this patient or by other patients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: June 27, 2014	By:	/s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer